UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2009

Kohlberg Capital Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	814-00735	20-5951150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 MADISON AVENUE NEW YORK, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 455-8300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 28, 2009, Kohlberg Capital Corporation (“KCAP”) and Kohlberg Capital Funding LLC I, KCAP’s wholly-owned, special-purpose subsidiary (“KCAP Funding” and, together with KCAP, “we” or the “Company”), filed a complaint (the “Complaint”) in the Supreme Court of the State of New York against BMO Capital Markets Corp. (the “Agent”) and the other lender parties (collectively, the “Defendants”) to the Loan Funding and Servicing Agreement, dated as of February 14, 2007, as amended (the “LFSA”), by and among KCAP, KCAP Funding and the Defendants.  As previously reported, we have been in discussions with the Agent relating to the Agent’s assertion that we are in breach of our obligations under the LFSA.  The Complaint reflects our belief that such assertion is without merit and seeks to clarify our rights and obligation under the LFSA.

In particular, the Complaint alleges that the Defendants improperly failed to make advances to KCAP Funding in violation of the terms of the LFSA; that the Defendants’ termination of the revolving period was wrongful and improperly triggered the amortization period and default interest rate under the LFSA; that the Defendants’ failure to provide relevant documents and disclose information to enable the Company to cure the alleged defaults constitutes material breaches of their obligations under the LFSA; and that the Defendants’ actions amount to a scheme to avoid their obligations owed to us under the LFSA (i.e., their obligation to lend money on the terms specified in the LFSA) and an anticipatory repudiation of such obligations, thus resulting in extensive and irreparable harm to us and a suspension and/or discharge of our obligations under the LFSA.  Based on the foregoing, the Complaint requests the court to, among other things:

•	render a declaration that the termination notices were unlawful and invalid and that a termination date under the LFSA has not occurred;
•	order specific performance of the Defendants’ obligations to make further advances under the LFSA, to withdraw the termination notices and to refrain from charging the default rate of interest;
•
award us a judgment suspending and/or discharging our obligations under the LFSA (as appropriate) as well as a judgment against the Defendants in an amount to be determined at trial (but no less than $5,000,000); and

•	award us the costs, disbursements and attorneys’ fees of the action.

While we intend to vigorously litigate our claims set forth in the Complaint, neither the outcome of this litigation nor the amount and range of potential damages recoverable by us or our exposure associated with this litigation can be determined at this time.  Pursuant to the LFSA, we are obligated to indemnify the Defendants and their respective affiliates, officers, directors, employees and agents against all of their losses, expenses (including reasonable attorneys’ fees) and non-monetary damages arising out of or as a result of the LFSA, except to the extent resulting from their fraud, gross negligence or willful misconduct.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The matters discussed in this Report that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events (including the outcome of the litigation described above) that may have an impact on us or our business. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar words. Important assumptions for the forwarding-looking statements contained in this Report include our ability to meet the burden of proof relating to the facts alleged in the Complaint and whether the Defendants’ actions constitute willful misconduct under the LFSA. In light of these and other uncertainties, the inclusion of a forward-looking statement in this Report should not be regarded as a representation by us that our plans or objectives will be achieved.  Further information about factors that could affect our business and operations is included in our filings with the Securities and Exchange Commission.  We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kohlberg Capital Corporation
(Registrant)

September 1, 2009	/s/ MICHAEL I. WIRTH
(Date)	Michael I. Wirth
Chief Financial Officer